EXHIBIT 99.1

Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102-8260
News Release

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY INCREASED FIRST-QUARTER 2008 NET EARNINGS 15 PERCENT; GROWTH IN OIL AND GAS PRODUCTION FUELS RECORD CASH FLOW OF $2.6 BILLION
OKLAHOMA CITY – May 7, 2008 – Devon Energy Corporation (NYSE:DVN) today reported net earnings for the quarter ended March 31, 2008, of $749 million, or $1.68 per common share ($1.66 per diluted common share). This is a 15 percent increase compared with Devon’s first-quarter 2007 net earnings of $651 million, or $1.46 per common share ($1.44 per diluted common share).
Earnings $2.74 per Share Excluding Items Not Estimated by Analysts
First-quarter 2008 reported net earnings of $749 million were impacted by certain items securities analysts typically exclude from their published estimates. Excluding these items, Devon earned $1.2 billion or $2.74 per diluted share. By far the most significant of these items was a non-cash, unrealized loss on oil and natural gas derivative instruments of $780 million pre-tax ($500 million after tax).
Increased Production Drives 52 Percent Sales Growth
Combined oil, gas and natural gas liquids production from continuing operations averaged 640 thousand oil-equivalent barrels (Boe) per day in the first quarter of 2008. This was a nine percent increase in production from continuing operations compared with the first quarter of 2007. The production growth was concentrated in onshore fields within the United States and Canada. Devon has increased oil and natural gas production from retained properties for eight consecutive quarters.
Sales of oil, gas and natural gas liquids increased 52 percent to $3.2 billion in the first quarter of 2008. The combined effects of increased oil and gas production and higher oil, gas and natural gas liquids prices led to the increase in sales.
Barnett Shale Production Growth Leads Operating Highlights
Devon drilled 646 wells in the first quarter of 2008, with an overall success rate of 97 percent. Following are highlights of operations conducted in the first quarter of 2008:
•	Devon’s net production from the Barnett Shale field in north Texas averaged a record 995 million cubic feet of gas equivalent per day in the first quarter of 2008. This was 36 percent greater than its production in the first quarter of 2007. During April, the company’s net Barnett Shale production surpassed one billion cubic feet of gas equivalent per day. This milestone event occurred approximately 21 months ahead of Devon’s original target date.
•	In east Texas in the Groesbeck area, the company initiated production on three significant horizontal natural gas wells in the first quarter. Initial daily production from the three horizontal wells averaged more than 19 million cubic feet of gas equivalent per well. Devon has 100 percent working interests in two of the wells and 93 percent in the third.
•	In the Gulf of Mexico, Devon continued appraisal and development operations on its four significant discoveries in the deepwater Lower Tertiary trend: Cascade, St. Malo, Jack and Kaskida. The company conducted drilling operations on the St. Malo No. 3 and No. 4 wells in the quarter. It also commenced drilling the Jack No. 3 appraisal well. At Cascade, the company is moving forward with development plans and will begin drilling the first of two producing wells later in 2008.

•	In April, Devon increased its interest in the Kaskida unit by exercising a preferential right. Devon now has a 26.67 percent working interest in the 51,800-acre Kaskida unit. Kaskida, discovered in 2006, is believed to be the largest of the company’s four Lower Tertiary discoveries.
•	In Canada, Devon established significant production from its Jackfish oil sands project in Alberta during the first quarter of 2008. First-quarter exit-rate production reached 10,000 barrels per day. Production from the 100 percent-owned Jackfish project is expected to ramp up throughout 2008. A peak rate of 35,000 barrels of oil per day is expected in early 2009.
•	Also in Canada, Devon continued an active drilling program in the company’s Lloydminster oil play, drilling 121 new wells in the first quarter. The company’s production in Lloydminster has increased by 30 percent over the past 12 months to nearly 42,000 Boe per day.
African Divestitures Total $3 Billion
In 2006 and 2007, Devon announced it would divest its assets in Africa and terminate its African operations. In April 2008, Devon announced an agreement to sell its operations in Equatorial Guinea for $2.2 billion. To date, the company has announced sales agreements for its assets in six African countries with aggregate divestiture proceeds of more than $3 billion, before taxes. Devon expects to complete all of the announced transactions around mid-2008.
In accordance with accounting standards, Devon has classified the assets, liabilities and results of its operations in Africa as discontinued operations for all accounting periods presented in this release. Included with this release is a table of revenues, expenses and production categories and amounts reclassified as discontinued operations for each period presented.
Marketing and Midstream Profit Climbs 59 Percent
Marketing and midstream operating profit was $173 million in the quarter ended March 31, 2008, compared with $109 million in the same period in 2007. The 59 percent increase was largely attributable to higher natural gas and natural gas liquids prices.
Rising Expenses Reflect Higher Production and Activity Levels
Lease operating expenses (LOE) in the first quarter of 2008 increased to $506 million. On a unit of production basis, first-quarter 2008 LOE was $8.69 per Boe, or seven percent higher than the first quarter of 2007. The increase in unit LOE in the 2008 quarter reflects higher Canadian exchange rates, higher transportation costs and generally higher expenditures for oilfield services and supplies.
Depreciation, depletion and amortization (DD&A) of oil and gas properties increased to $737 million in the first quarter of 2008. Unit DD&A increased 14 percent to $12.64 per Boe.
As expected, first-quarter general and administrative expenses (G&A) increased to $148 million. Higher employee-related costs were the largest contributor to the quarterly increase in G&A. Devon has increased the size of its workforce to support expanding levels of large-scale exploration and development projects.
Interest expense for the first quarter of 2008 decreased to $102 million. This is seven percent less than first-quarter 2007 interest expense of $110 million.
Cash Flow at Record Level; Balance Sheet Strengthened
First-quarter cash flow before balance sheet changes reached a record $2.6 billion in 2008. This was a 74 percent increase compared with the first quarter of 2007. The company funded $2.0 billion of capital expenditures in the first quarter of 2008 and paid common and preferred dividends totaling $73 million. This resulted in free cash flow of nearly $600 million in the quarter. Cash on hand at March 31, 2008, increased to approximately $1.9 billion. A reconciliation of cash flow before balance sheet changes and free cash flow is provided later in this release.

Accounting for Derivative Instruments
Devon accounts for derivative instruments using mark-to-market accounting. As a result, Devon recognizes in earnings for each reporting period the unrealized changes in the fair values of its derivative instruments. A first-quarter unrealized loss on derivative instruments was the result of rising natural gas prices during the quarter. The company could record unrealized gains or losses on oil and natural gas derivative instruments in subsequent quarters dependent upon the direction of commodity prices.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the first quarter of 2008 were as follows:
•	A change in fair value of non-oil and gas derivative financial instruments decreased first-quarter earnings by $16 million pre-tax ($10 million after tax).
•	An unrealized loss on oil and natural gas derivative financial instruments decreased first-quarter earnings by $780 million pre-tax ($500 million after tax).
•	A reduction in Canadian statutory income tax rates increased first-quarter after-tax earnings by $7 million.
•	The decisions to exit Africa generated financial benefits that increased first-quarter earnings by $34 million pre-tax ($17 million after tax).
     The following tables summarize the effects of these items on first-quarter earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts — First Quarter 2008
(in millions)

	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of non-oil and gas derivative instruments	$(16)	—	(6)	(6)	(10)	—
Unrealized loss on oil and gas derivative financial instruments	(780)	—	(280)	(280)	(500)	—
Change in Canadian income tax	—	—	(7)	(7)	7
Financial benefits of decision to exit Africa	34	—	17	17	17	—

Totals	$(762)	—	(276)	(276)	(486)	—

In aggregate, these items decreased first-quarter 2008 net earnings by $486 million, or $1.09 per common share ($1.08 per diluted share).
Conference Call to be Webcast Today
Devon will discuss its first-quarter 2008 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation,

Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Quarter Ended
	March 31,
	2008	2007

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	152.6	127.6
U.S. Offshore	18.3	18.6

Total U.S.	170.9	146.2
Canada	51.6	55.4
International	0.5	0.3

Total Natural Gas	223.0	201.9

Oil (MMBbls)
U.S. Onshore	2.8	2.8
U.S. Offshore	1.8	1.7

Total U.S.	4.6	4.5
Canada	4.7	3.5
International	4.9	5.3

Total Oil	14.2	13.3

Natural Gas Liquids (MMBbls)
U.S. Onshore	5.8	4.8
U.S. Offshore	0.2	0.1

Total U.S.	6.0	4.9
Canada	1.0	1.1
International	—	—

Total Natural Gas Liquids	7.0	6.0

Oil Equivalent (MMBoe)
U.S. Onshore	34.0	28.9
U.S. Offshore	5.0	4.9

Total U.S.	39.0	33.8
Canada	14.3	13.8
International	5.0	5.3

Total Oil Equivalent	58.3	52.9

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,676.4	1,418.5
U.S. Offshore	201.2	206.4

Total U.S.	1,877.6	1,624.9
Canada	567.4	615.0
International	6.0	3.0

Total Natural Gas	2,451.0	2,242.9

Oil (MBbls)
U.S. Onshore	30.9	30.7
U.S. Offshore	19.9	19.1

Total U.S.	50.8	49.8
Canada	51.4	39.0
International	53.4	58.6

Total Oil	155.6	147.4

Natural Gas Liquids (MBbls)
U.S. Onshore	63.4	53.2
U.S. Offshore	1.9	1.4

Total U.S.	65.3	54.6
Canada	10.9	12.3
International	—	—

Total Natural Gas Liquids	76.2	66.9

Oil Equivalent (MBoe)
U.S. Onshore	373.7	320.3
U.S. Offshore	55.3	54.9

Total U.S.	429.0	375.2
Canada	156.9	153.8
International	54.4	59.2

Total Oil Equivalent	640.3	588.2

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended
	March 31,
	2008	2007

Natural Gas ($/Mcf) – Henry Hub	$8.03	$6.77
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$97.67	$58.33

REALIZED PRICES
(Excludes the effects of unrealized gains (losses) from hedging)
Quarter Ended March 31, 2008

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$93.61	$7.05	$44.72	$46.97
U.S. Offshore	$98.95	$8.78	$49.65	$69.23
Total U.S.	$95.70	$7.24	$44.86	$49.84
Canada	$72.68	$7.53	$62.67	$55.42
International	$96.08	$8.41	$—	$95.24

Realized price without hedges	$88.23	$7.31	$47.40	$55.07
Cash settlements	$—	$(0.04)	$—	$(0.14)

Realized price, including cash settlements	$88.23	$7.27	$47.40	$54.93

Quarter Ended March 31, 2007

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$51.04	$5.92	$27.54	$35.69
U.S. Offshore	$54.13	$7.19	$29.51	$46.60
Total U.S.	$52.22	$6.08	$27.59	$37.29
Canada	$43.51	$6.43	$37.03	$39.71
International	$57.72	$3.21	$—	$57.40

Realized price without hedges	$52.11	$6.17	$29.33	$39.94
Cash settlements	$—	$0.06	$—	$0.22

Realized price, including cash settlements	$52.11	$6.23	$29.33	$40.16

CAPITAL EXPENDITURES (in millions)
Quarter Ended March 31, 2008

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$53	145	131	71	$400
Development	865	88	332	59	1,344

Exploration and development capital	$918	233	463	130	$1,744
Capitalized G&A					99
Capitalized interest					20
Discontinued operations					14
Midstream capital					99
Other capital					16

Total Capital Expenditures					$1,992

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except peer share amounts)

	Quarter Ended
	March 31,
	2008	2007

Revenus

Oil sales	$1,250	$691
Gas sales	1,630	1,246
NGL sales	328	177
Net loss on oil and gas derivative financial instruments	(788)	(20)
Marketing and midstream revenues	555	379

Total revenues	2,975	2,473

Expenses and other income, net

Lease operating expenses	506	430
Production taxes	134	80
Marketing and midstream operating costs and expenses	382	270
Depreciation, depletion and amortization of oil and gas properties	737	587
Depreciation and amortization of non-oil and gas properties	57	46
Accretion of asset retirement obligation	22	18
General and administrative expenses	148	119
Interest expense	102	110
Change in fair value of non-oil and gas derivative financial instruments	16	1
Other income, net	(21)	(26)

Total expenses and other income, net	2,083	1,635

Earnings from continuing operations before income tax expense	892	838

Income tax expense

Current	103	189
Deferred	138	75

Total income tax expense	241	264

Earnings from continuing operations	651	574

Discontinued operations

Earnings from discontinued operations before income tax expense	189	137
Income tax expense	91	60

Earnings from discontined operations	98	77

Net earnings	749	651
Preferred stock dividends	2	2

Net earnings applicable to common stockholders	$747	$649

Basic net earnings per share
Earnings from continuing operations	$1.46	$1.29
Earnings from discontinued operations	0.22	0.17

Net earnings	$1.68	$1.46

Diluted net earnings per share
Earnings from continuing operations	$1.44	$1.27
Earnings from discontinued operations	0.22	0.17

Net earnings	$1.66	$1.44

Weighted average common shares outstanding
Basic	445	444
Diluted	449	450

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2008	2007

		(Audited)

Assets

Current assets
Cash and cash equivalents	$1,875	$1,364
Short-term investments, at fair value	23	372
Accounts receivable	2,090	1,779
Deferred income taxes	325	44
Current assets held for sale	112	120
Other current assets	232	235

Total current assets	4,657	3,914

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,492 and $3,417 excluded from amortization in 2008 and 2007, respectively)	49,816	48,473
Less accumulated depreciation, depletion and amortization	20,883	20,394

Net property and equipment	28,933	28,079

Investment in Chevron Corporation common stock, at fair value	1,211	1,324
Goodwill	6,054	6,172
Long-term assets held for sale	1,531	1,512
Other long-term assets	599	455

Total Assets	$42,985	$41,456

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,440	$1,360
Revenues and royalties due to others	695	578
Short-term debt	1,446	1,004
Derivative financial instruments, at fair value	775	—
Current portion of asset retirement obligation, at fair value	68	82
Current liabilities associated with assets held for sale	173	145
Accrued expenses and other current liabilities	398	488

Total current liabilities	4,995	3,657

Debentures exchangeable into shares of Chevron Corporation common stock	620	641
Other long-term debt	5,751	6,283
Derivative financial instruments, at fair value	376	488
Asset retirement obligation, at fair value	1,377	1,236
Long-term liabilities associated with assets held for sale	428	404
Other long-term liabilities	701	699
Deferred income taxes	6,339	6,042

Stockholders’ equity

Preferred stock	1	1
Common stock	45	44
Additional paid-in capital	6,820	6,743
Retained earnings	13,489	12,813
Accumulated other comprehensive income	2,043	2,405

Total Stockholders’ Equity	22,398	22,006

Total Liabilities and Stockholders’ Equity	$42,985	$41,456

Common Shares Outstanding	446	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarter Ended March 31,
	2008	2007

Cash Flows From Operating Activities

Net earnings	$749	$651
Earnings from discontinued operations, net of tax	(98)	(77)
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	794	633
Deferred income tax expense	138	75
Net unrealized loss on oil and gas derivative financial instruments	780	32
Other noncash charges	74	43
Changes in assets and liabilities:
Increase in:
Accounts receivable	(328)	(29)
Other current assets	(39)	(10)
Long-term other assets	(11)	(25)
Increase (decrease) in:
Accounts payable	38	66
Revenues and royalties due to others	119	(46)
Other current liabilities	(167)	89
Long-term other liabilities	21	(2)

Cash provided by operating activities — continuing operations	2,070	1,400
Cash provided by operating activities — discontinued operations	185	117

Net cash provided by operating activities	2,255	1,517

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	105	25
Capital expenditures	(1,862)	(1,484)
Purchases of short-term investments	(50)	(424)
Sales of short-term investments	270	723

Cash used in investing activities — continuing operations	(1,537)	(1,160)
Cash used in investing activities — discontinued operations	(24)	(53)

Net cash used in investing activities	(1,561)	(1,213)

Cash Flows From Financing Activities

Credit facility repayments	(1,450)	—
Credit facility borrowings	920	—
Net commercial paper borrowings (repayments)	442	(348)
Principal payments on debt	(41)	—
Proceeds from stock options exercises	74	23
Repurchases of common stock	(64)	—
Dividends paid on common and preferred stock	(73)	(64)
Excess tax benefits related to share-based compensation	27	5

Net cash used in financing activities	(165)	(384)

Effect of exchange rate changes on cash	(19)	2

Net increase (decrease) in cash and cash equivalents	510	(78)
Cash and cash equivalents at beginning of period (including assets held for sale)	1,373	756

Cash and cash equivalents at end of period (including assets held for sale)	$1,883	$678

Supplementary cash flow data:
Interest paid (net of capitalized interest)	$136	$138
Income taxes paid (received) — continuing and discontinued operations	$83	$(24)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended
	March 31,
	2008	2007

Exploration Wells Drilled

U.S.	9	22
Canada	51	55
International	6	1

Total	66	78

Exploration Wells Success Rate

U.S.	56%	77%
Canada	96%	100%
International	0%	0%

Total	82%	92%

Development Wells Drilled

U.S.	372	264
Canada	198	252
International	10	3

Total	580	519

Development Wells Success Rate

U.S.	98%	98%
Canada	100%	100%
International	90%	100%

Total	99%	99%

Total Wells Drilled

U.S.	381	286
Canada	249	307
International	16	4

Total	646	597

Total Wells Success Rate

U.S.	97%	97%
Canada	99%	100%
International	56%	75%

Total	97%	98%

COMPANY OPERATED RIGS

	Quarter Ended
	March 31,
	2008	2007

Number of Company Operated Rigs Running

U.S.	72	65
Canada	2	5
International	2	—

Total	76	70

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Quarter Ended
	March 31,
	2008	2007

Total Period Production

Oil (MMBbls)	2.1	3.1
Natural Gas (Bcf)	1.1	1.4

Total Oil Equivalent (MMBoe)	2.3	3.3

STATEMENTS OF DISCONTINUED OPERATIONS

	Quarter Ended
	March 31,
(in millions)	2008	2007

Revenues

Oil sales	$196	$170
Gas sales	4	4
Marketing and midstream revenues	5	1

Total revenues	205	175

Expenses and other income, net

Lease operating expenses	14	20
Marketing and midstream operating costs and expenses	1	1
Depreciation, depletion and amortization of oil and gas properties	—	16
Accretion of asset retirement obligation	1	1

Total expenses and other income, net	16	38

Earnings before income tax expense	189	137

Income tax expense

Current	67	44
Deferred	24	16

Total income tax expense	91	60

Earnings from discontinued operations	$98	$77

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information.
Cash flow before balance sheet changes and free cash flow are Non-GAAP financial measures. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Devon believes free cash flow is relevant because it is a measure of cash available to service debt. Cash flow before balance sheet changes and free cash flow are also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Quarter Ended
	March 31,
	2008	2007

Net Cash Provided By Operating Activities (GAAP)	$2,255	$1,517

Changes in assets and liabilities — continuing operations	367	(43)
Changes in assets and liabilities — discontinued operations	(63)	(6)

Cash flow before balance sheet changes (Non-GAAP)	$2,559	$1,468

Less:
Capital expenditures	1,992	1,578

Free cash flow (Non-GAAP)	$567	$(110)